Exhibit 99.1

DelMar Pharmaceuticals Announces Fiscal Third Quarter 2020 Financial Results and Recent Corporate Updates

SAN DIEGO, California, May 13, 2020 /PRNewswire/ -- DelMar Pharmaceuticals, Inc. (Nasdaq: DMPI) (“DelMar” or the “Company”), a biopharmaceutical company focused on the development of new solid tumor cancer therapies, announced its financial results for the three and nine months ended March 31, 2020 and provided a corporate update.

“We continue to be pleased with the rapid enrollment pace in both of our Phase 2 GBM trials,” stated Saiid Zarrabian, CEO of DelMar Pharmaceuticals. “While we cannot predict the future impact of COVID-19 on our studies at MD Anderson Cancer Center in Houston and Sun Yat-sen University Cancer Center in China, we have been encouraged that COVID-19 has not negatively impacted trial enrollment and dosing to date. As previously stated, we have completed full enrollment of our first line study in China, and based on historical enrollment rates, we are optimistic that we will complete full enrollment of the remaining two patient cohorts by the end of calendar year 2020. In the meantime, we look forward to sharing updated clinical data at the American Society of Clinical Oncology ASCO20 Virtual Scientific Program being held May 29-31 and the American Association for Cancer Research Virtual Annual Meeting II being held June 22-24.”

RECENT CORPORATE UPDATES

•	May 2020 - Announced enrollment of our 22nd patient (study over 90% enrolled) in the adjuvant arm of our ongoing Phase 2 clinical study investigating adjuvant treatment (pre-temozolomide -- or TMZ – maintenance therapy) of MGMT-unmethylated glioblastoma multiforme (GBM) with VAL-083. The adjuvant arm of the Phase 2 study of VAL-083 is being conducted at the MD Anderson Cancer Center (MDACC) and is designed to enroll up to 24 newly-diagnosed patients who have undergone surgery and chemoradiation with TMZ but will now receive VAL-083 in place of standard of care TMZ for adjuvant therapy.

•	May 2020 - Provided an enrollment update for the recurrent arm of the study, which is also being conducted at MDACC, where 72 patients out of a planned 83 patients have been enrolled.

•	February 2020 - Announced we had enrolled the final patient in our ongoing Phase 2 clinical study investigating the first-line treatment of VAL-083 with radiation therapy in newly-diagnosed, MGMT-unmethylated GBM being conducted at Sun Yat-sen University Cancer Center in China.

SUMMARY OF FINANCIAL RESULTS FOR THE QUARTER ENDED MARCH 31, 2020

For the three months ended March 31, 2020, the Company reported a net loss of approximately $1.96 million, or $0.17 per share, compared to a net loss of approximately $1.7 million, or $0.67 per share, for the same period of 2019.

For the nine months ended March 31, 2020, the Company reported a net loss of approximately $5.3 million, or $0.52 per share, compared to a net loss of approximately $5.5 million, or $2.27 per share, for the same period of 2019.

Selected Balance Sheet data

	March 31, 2020	June 30, 2019
	$	$
Cash and cash equivalents	4,973,378	3,718,758
Working capital	3,716,827	1,955,468
Total assets	5,102,241	4,037,255
Total stockholders’ equity	3,720,486	1,967,530

Selected Statement of operations data

For the three months ended

	March 31,	March 31,
	2020	2019
	$	$
Research and development	898,720	735,844
General and administrative	1,077,642	935,530
Other income	(19,380)	(7,389)
Net loss for the period	1,956,982	1,663,985
Series B Preferred stock dividend	1,473	23,202
Net loss attributable to common stockholders	1,958,455	1,687,187
Basic and fully diluted number of shares	11,417,456	2,518,452
Basic and fully diluted loss per share	0.17	0.67

For the nine months ended

	March 31,	March 31,
	2020	2019
	$	$
Research and development	2,332,388	2,702,213
General and administrative	3,045,017	2,796,884
Other income	(74,501)	(33,611)
Net loss for the period	5,302,904	5,465,486
Series B Preferred stock dividend	6,071	75,477
Net loss attributable to common stockholders	5,308,975	5,540,963
Basic and fully diluted number of shares	10,116,541	2,444,065
Basic and fully diluted loss per share	0.52	2.27

At March 31, 2020, the Company had cash and cash equivalents of approximately $5.0 million. In August 2019, the Company completed an underwritten public offering for net proceeds of approximately $6.6 million. The cash and cash equivalents at March 31, 2020 are expected to be sufficient to fund the Company’s planned operations into the fourth quarter of calendar year 2020.

DelMar’s financial statements as filed with the U.S. Securities Exchange Commission can be viewed on the Company’s website at: http://ir.delmarpharma.com/all-sec-filings.

ABOUT DELMAR PHARMACEUTICALS, INC.

Located in San Diego, California, DelMar is focused on the development and commercialization of new therapies for cancer patients who have limited or no treatment options. By focusing on understanding tumor biology and mechanisms of treatment resistance, the Company identifies biomarkers to personalize new therapies in indications where patients are failing, or are unable to tolerate, standard-of-care treatments.

The Company’s current pipeline is based around VAL-083, a "first-in-class”, small-molecule chemotherapeutic with a novel mechanism of action that has demonstrated clinical activity against a range of cancers, including central nervous system, ovarian and other solid tumors (e.g. NSCLC, bladder cancer, head & neck) in U.S. clinical trials sponsored by the National Cancer Institute (NCI). Based on DelMar’s internal research programs and these prior NCI-sponsored clinical studies, the Company is conducting clinical trials to support the development and commercialization of VAL-083 to solve significant unmet medical needs.

VAL-083 is being studied in two collaborator-supported, biomarker-driven Phase 2 clinical trials for MGMT-unmethylated GBM. Overcoming MGMT-mediated resistance represents a significant unmet medical need in the treatment of GBM. In addition, DelMar has announced the allowance of a separate IND for VAL-083 as a potential treatment for platinum-resistant ovarian cancer.

Further information on DelMar’s clinical trials can be found on clinicaltrials.gov: https://www.clinicaltrials.gov/ct2/results?cond=&term=val-083&cntry1=&state1=&recrs

For additional information, please visit http://delmarpharma.com/; or contact DelMar Pharmaceuticals Investor Relations: ir@delmarpharma.com / (604) 629-5989.

SAFE HARBOR STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the status of the Company’s clinical trials, the reporting of the results and the impact of the COVID-19 pandemic. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the impact of the COVID-19 pandemic on the Company’s operations and clinical trials, the Company's ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company's products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company's business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2019, the Company’s Quarterly Reports on Form 10-Q, and the Company’s Current Reports on Form 8-K.

CONTACTS:

Investors:
CORE IR
516-222-2560
ir@coreir.com

Media:
Jules Abraham
Director of Public Relations
CORE IR
917-885-7378
julesa@coreir.com

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